Exhibit 1.1

MITEK SYSTEMS, INC.

(a Delaware corporation)

2,857,142 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: June 25, 2013

MITEK SYSTEMS, INC.

(a Delaware corporation)

2,857,142 Shares of Common Stock

UNDERWRITING AGREEMENT

June 25, 2013

William Blair & Company, L.L.C.

as Underwriter

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Mitek Systems, Inc., a Delaware corporation (the “Company”), confirms its agreement with William Blair & Company, L.L.C. (the “Underwriter”) with respect to (i) the sale by the Company and the purchase by the Underwriter of 2,857,142 shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 428,571 additional shares of Common Stock to cover overallotments, if any. The aforesaid 2,857,142 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 428,571 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (No. 333-177965), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities, under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.

Such registration statement, at any given time, including any amendments thereto through such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B is referred to herein as the “Registration Statement.”

The “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of

Form S-3 under the 1933 Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.

The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement, if any, to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Securities and the offering thereof, that omitted information pursuant to Rule 430B and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “preliminary prospectus.”

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act is herein called the “Prospectus.”

Any reference herein to the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, any 462(b) Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the Base Prospectus any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

As used in this Agreement:

“Applicable Time” means 7:15 A.M., Chicago time, on June 25, 2013, or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule A-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”)), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A-2 hereto. The Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405) that is required to be filed by the Underwriters or the Company with the Commission pursuant to Rule 433.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as follows:

(i) Registration Statement and Prospectuses. (A) At the time the Registration Statement was originally filed, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, a report filed pursuant to Section 13 or 15(d) of the 1934 Act and incorporated therein by reference or form of prospectus), and (C) at the date hereof, the Company met or meets the requirements for use of Form S-3 under the 1933 Act. The Base Registration Statement is a shelf registration statement on Form S-3 for an offering made pursuant to Rule 415(a)(1)(x) of the 1933 Act and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the 1933 Act and the 1933 Act Regulations. Each Issuer Free Writing Prospectus complied in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered by the Company to the Underwriter for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The reports incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they filed with the Commission and any further documents so filed and incorporated in the Registration Statement and the Prospectus on or prior to the Closing Time or any Date of Delivery, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements or information contained in or omitted from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information (as defined in Section 6(b)).

(iii) Issuer Free Writing Prospectuses. As of its issue date and at all subsequent times through the completion of the offering of the Securities pursuant to this Agreement, no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. No historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(vii) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (A) there has been no material adverse change nor development or event involving a prospective change in the condition, financial or otherwise, or in the results of operations, business, properties or prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus (I) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, (II) there have been no material transactions entered into by the Company other than transactions in the ordinary course of business, and (III) there has been no obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect.

(ix) Subsidiaries. There is no corporation, partnership, limited liability company or other entity of which the Company owns, directly or indirectly, more than fifty percent (50%) of the share capital, other equity or voting power of such entity.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and all other outstanding equity interests or rights to acquire equity interests of the Company (including, without limitation, all restricted stock units and options or warrants convertible into or exchangeable for any capital stock of the Company) are as set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus (except, in each case, for giving effect to subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee and director benefit plans disclosed in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options or warrants disclosed in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xiv) Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case would result in a Material Adverse Effect.

(xvi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened in writing, against or affecting the Company which would reasonably be expected to result in a Material Adverse Effect, or, if determined adversely to the Company, would reasonably be expected to materially and adversely affect the Company’s properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of The NASDAQ Stock Market (“NASDAQ”) or state securities laws.

(xix) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct its business as described in the General Disclosure Package and the Prospectus, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses, which, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(xx) Title to Property. The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company and under which the Company holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and the Company does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi) Possession of Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, adequate and sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it in all material respects, and to the knowledge of the Company, the conduct of its business as described in the General Disclosure Package and the Prospectus will not conflict in any material respect with any Intellectual Property rights of others. Except as described in the General Disclosure Package and the Prospectus, the Company has not received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would, or would reasonably be expected to, be material to the Company. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others relating to the Intellectual Property that, individually or in the aggregate, would, or would reasonably be expected to, be material to the Company.

(xxii) Technology and Privacy Matters. The Company has complied, and is presently in compliance, in all material respects, with its privacy and security policies, and with all obligations, laws and regulations applicable to the Company’s collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. The

Company has taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company. The Company has used reasonable efforts to establish, and has established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company. Except as set forth in the General Disclosure Package and the Prospectus, there has been no security breach or attack or other compromise of or relating to any such information technology system or data which would reasonably be expected to have a Material Adverse Effect.

(xxiii) Environmental Laws. The Company (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv) Compliance with ERISA. The Company does not maintain or contribute to, or otherwise have any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); the Company is in compliance in all material respects with the provisions of ERISA and the Code applicable to employee benefit plans maintained or contributed to by the Company. No non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company would have any material liability. The operations of the Company are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(xxv) Accounting Controls. The Company maintains a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) that complies with the requirements of the 1934 Act Regulations and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that complies with the requirements of the 1934 Act Regulations and that is sufficient to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the General Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Tax Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has filed all federal and all state, local and non-U.S. tax returns that are required to be filed or has requested extensions thereof; and, except as set forth in the General Disclosure Package and the Prospectus, the Company has paid all material taxes (including any assessments, fines or penalties) required to be paid by it, except for any such taxes, assessments, fines or penalties currently being contested in good faith and as to which adequate reserves have been established in accordance with GAAP.

(xxvix) Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. The Company has not taken, and will not take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(xxxiii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.

(xxxiv) OFAC. None of the Company, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvi) Off-Balance Sheet Arrangements. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(xxxvii) Sales of Securities. The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the 1933 Act, other than (A) shares issued pursuant to employee and director benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or (B) as set forth, incorporated by reference or described in the Registration Statement, General Disclosure Package and the Prospectus.

(xxxviii) Brokers and Finders. Except as described in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person other than the Underwriter that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxxix) Related Party Transactions. Except as described in the General Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be disclosed in the General Disclosure Package and the Prospectus pursuant to Section 404 of Regulation S-K.

(xl) 1992 S-3 Standards. The Company satisfies the eligibility requirements in existence immediately prior to October 21, 1992 for the use of a registration statement on Form S-3.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, 2,857,142 shares of Common

Stock (the Initial Securities) at the price per share, after giving effect to the Underwriter’s discount, of $4.96125.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 428,571 shares of Common Stock (the Option Securities) at the same purchase price per share as the Initial Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at or about 9:00 A.M. (Chicago time) on the third (fourth, if the pricing occurs after 3:30 P.M. (Chicago time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of federal (same-day) or other immediately available funds to a bank account designated by the Company against delivery to the Underwriter of the Securities to be purchased by them. It is understood that the Underwriter shall accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.

(d) Denominations; Registration. The Initial Securities and the Option Securities to be purchased by the Underwriter hereunder will be represented by one or more definitive global shares in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The documents to be delivered at the Closing Time and at each Date of Delivery by or on behalf of the parties hereto, including the cross receipt for the Securities and any additional documents requested by the Underwriter, will be delivered at the offices of Latham & Watkins LLP, 233 S. Wacker Drive, Suite 5800, Chicago, IL 60606 or at such other place and in such manner as shall be agreed upon by the Underwriter and the Company, and the Securities will be delivered at the office of DTC or its designated custodian, all at such Closing Time or Date of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the business day preceding such Closing Time or Date of Delivery.

SECTION 3. Covenants of the Company.

The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will comply with the requirements of Rule 430B and will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, within a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object in writing. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings to be made pursuant to the 1934 Act or the 1934 Act Regulations and will give the Underwriter notice that is reasonably practicable under the circumstances of its intention to make any such filings from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents within an amount of time that is reasonably practicable under the circumstances prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object in writing.

(c) Delivery of Registration Statements. The Company has furnished or will deliver, upon request, to the Underwriter and counsel for the Underwriter, without charge, a reasonable number of signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to maintain the listing of the Common Stock (including the Securities) on the NASDAQ Capital Market.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of any options or warrants, vesting of restricted stock units or the conversion of securities outstanding on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock or restricted stock units issued or options to purchase Common Stock granted pursuant to existing employee and director benefit plans of the Company disclosed in the General Disclosure Package and the Prospectus or (D) the filing of a registration statement on Form S-8 (or any successor form) under the 1933 Act. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the

Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule A-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed without objection by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplement thereto, (v) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vi) the fees and expenses of the Company’s transfer agent and registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of officers of the Company and any such consultants in connection with the road show and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Capital Market. The Company will reimburse the Underwriter for its reasonable and documented out-of-pocket expenses (including, without limitation, any of the Underwriter’s expenses pursuant to clause (iv) above) incurred by it in connection with the offering of Securities; provided that such expenses shall not exceed $75,000.

SECTION 5. Conditions of Underwriter’s Obligations.

The obligations of the Underwriter hereunder to purchase the Initial Securities at the Closing Time and the Option Securities at each additional Date of Delivery are subject to the accuracy of the representations and warranties of the Company contained herein (as though made at the Closing Time or such Date of Delivery) or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement (including for the avoidance of doubt any Rule 462(b) Registration Statement) has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B information that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement pursuant to Rule 430B shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430(B).

(b) Opinion of Counsels for Company.

(i) At the Closing Time and each additional Date of Delivery, the Underwriter shall have received an opinion and negative assurance letter, dated the Closing Time or such Date of Delivery, of Paul Hastings LLP, counsel for the Company, materially in the form agreed to as of the date hereof.

(ii) At the Closing Time and each additional date of Delivery, the Underwriter shall have received an opinion, dated the Closing Time or such Date of Delivery, of Procopio, Hargreaves & Savitch, Cory LLP, counsel for the Company, materially in the form agreed to as of the date hereof.

(c) Opinion of Counsel for Underwriter. At Closing Time and each additional Date of Delivery, the Underwriter shall have received an opinion, dated the Closing Time or such Date of Delivery, of Latham & Watkins LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may require.

(d) No Material Adverse Change; Officers’ Certificate. At the Closing Time and each additional Date of Delivery, there shall not have occurred, since the date hereof, (i) any material adverse change or development or event involving a prospective change in the condition, financial or otherwise, or in the results of operations, business or properties of the Company, whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) any suspension or material limitation by the Commission or NASDAQ of trading in any securities of the Company, or (iv) any suspension or material limitation of trading generally on the American Stock Exchange, the New York Stock Exchange or NASDAQ, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or quotation systems or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) the declaration of a banking moratorium by either Federal or New York authorities. The Underwriter shall have received a certificate of the chief executive officer or the president of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time or such additional Date of Delivery, as applicable, to the effect that (A) there has not been such a material adverse change of the type referenced in clause (i) of the previous sentence, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time or such Date of Delivery, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or such Date of Delivery under this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) CFO Certificate. The Underwriter shall have received certificates, dated, respectively, the date hereof and either the Closing Time or such Date of Delivery, as applicable, of the chief financial officer of the Company, in form and substance satisfactory to the Underwriter.

(f) Accountant’s Comfort Letter. The Underwriter shall have received customary “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, dated, respectively, the date hereof and the Closing Time or Date of Delivery, as applicable, of Mayer Hoffman McCann P.C., confirming that they are a registered public accounting firm and independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations, and in form and substance satisfactory to the Underwriter (including that, in any letter the specified “cut-off” date referred to in such letter shall be a date no more than three days prior to the date hereof, the Closing Time or Date of Delivery, as applicable).

(g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NASDAQ Capital Market, subject only to official notice of issuance.

(h) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received lock-up agreements in the form of Exhibit A hereto signed by the persons listed on Schedule B hereto.

(i) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(j) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 8, 13, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter. The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information (as defined below).

(b) Indemnification of Company. The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with the Underwriter Information, it being understood and agreed that the only such information furnished to the Company by or on behalf of the Underwriter that shall constitute “Underwriter Information” for the purposes of this Agreement consists of the following: the information in the fourteenth, fifteenth and sixteenth paragraphs under the heading “Underwriting–Price Stabilization and Short Positions” in the General Disclosure Package and the Prospectus; and the Underwriter will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and such party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or the indemnified and indemnifying parties may have actual or potential conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume its legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsels in any applicable jurisdictions), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the 1933 Act and each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act, including, without limitation, the officers, directors, partners and members of the Underwriter and its broker-dealer affiliates; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 7. [Intentionally Omitted].

SECTION 8. Representations, Warranties and Agreements to Survive.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company and (b) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, if there shall have occurred, since the date hereof, (i) any material adverse change or development or event involving a prospective change in the condition, financial or otherwise, or in the results of operations, business or properties of the Company, whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) any suspension or material limitation by the Commission or NASDAQ of trading in any securities of the Company, or (iv) any suspension or material limitation of trading generally on the American Stock Exchange, the New York Stock Exchange or NASDAQ, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or quotation systems or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) the declaration of a banking moratorium by either federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof,

and provided further that Sections 1, 6, 8, 13, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attention: General Counsel; and notices to the Company shall be directed to it at Mitek Systems, Inc., 8911 Balboa Avenue, Suite B, San Diego, California 92123, Attention: Chief Financial Officer.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

SECTION 11. No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and it has no obligation to disclose such interests and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

SECTION 12. Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Trial by Jury.

The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Time. Time shall be of the essence in this agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,

MITEK SYSTEMS, INC.

By:	/s/ James B. DeBello
Name:	James B. DeBello
Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Brett Paschke
Name:	Brett Paschke
Title:	Head of Equity Capital Markets

Signature Page

SCHEDULE A-1

Pricing Terms

1. The Company is selling 2,857,142 shares of Common Stock.

2. The Company has granted an option to the Underwriter to purchase up to an additional 428,571 shares of Common Stock.

3. The public offering price per share for the Securities shall be $5.25.

Sch-A-1-1

SCHEDULE A-2

Free Writing Prospectuses

Free Writing Prospectus filed with the Commission, dated June 25, 2013.

Sch-A-2-1

SCHEDULE B

1.	John M. Thornton

2.	James B. DeBello

3.	Vinton P. Cunningham

4.	Gerald I. Farmer

5.	Bruce E. Hansen

6.	Alex W. Hart

7.	Sally B. Thornton

8.	Russell C. Clark

9.	Michael Strange

10.	Michael Diamond

Sch-B-1

EXHIBIT A

Form of Lock-Up Agreement

June [    ], 2013

William Blair & Company, L.L.C.

as Underwriter

222 West Adams Street

Chicago, Illinois 60606

Re:	Proposed Public Offering by Mitek Systems, Inc.

Dear Sirs:

The undersigned, a securityholder of Mitek Systems, Inc., a Delaware corporation (the “Company”), understands that William Blair & Company, L.L.C. (the “Underwriter”), proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period commencing on the date hereof and ending on the 90th day after the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, make any demand with respect to, cause to be filed, or exercise any right with respect to any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall

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not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, (other than a filing on Form 5 made after the expiration of the Lock-Up Period) and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to any investment fund or other entity controlled or managed by the undersigned; or

(v) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

Furthermore, the undersigned may sell shares of Common Stock purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise, and (ii) neither the undersigned nor any purchaser of the Common Stock otherwise voluntarily effects any public filing or report or other public notice regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the Underwriter may extend, by written notice to the Company, the restrictions imposed by this lock-up agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Underwriter to the Company (in accordance with the notice section of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this agreement.

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This letter agreement shall automatically terminate upon the date that the Company provides written notice to the Underwriter that the Company has determined not to proceed with the proposed public offering and is terminating this letter agreement on behalf of all of the Company’s holders of Lock-Up Securities, provided that the Company and the Underwriter shall not have executed the Purchase Agreement on or prior to such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

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The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:
Print Name: